EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

  In connection with the Annual Report of Millennium Biotechnologies Group, Inc. (the "Company") on Form 10-KSB for the year ended December 31, 2006 (the "Form 10-KSB"), I, Jerry E. Swon, Chief Executive Officer of the Company, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, that the Company's Form 10-KSB fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-KSB, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 17, 2007	/s/ Jerry E. Swon
Jerry E. Swon
President and Chief Executive Officer